Exhibit 6.38

dotloop s i g n at u re verification: dtlp.us/skSl - 8qVy - Wsgn [B REALTOR CONTRACT OF SALE RESIDENTIAL Revised December 2016 EQUA L HOUSING OPPORTUNITY THE BUYER SELLER O IS LICENSED UNDER THE LAWS OF SOUTH CAROLINA AS A REAL ESTATE LICENSEE . 1. PARTIES: This Contract of Sale is entered into on =0=5/=2=4/=2=0=21== - -------------- ---- - -- between Buyer(s) Arrived Holdings Inc/Assignees (hereinafter called "Buyer''), an d Seller (s) Baile y R Noles ( J/! (/ BUYER (Initials form, and Client os,2s,21 I ) Dat e ====== --- - acknowledges receipt of the Disclosure of Brokerage Relationships P lilStome r D service i n thi s transaction. SELLER (Initia l form, and Clien t ) Date \ ) - s - Q \ Customer Ƒ service i n thi s transaction. (hereinafter called "Seller"). acknowledges receipt of the Disclosure of Brokerage Relationships 2. PROPERTY : Seller agrees to sell and Buyer agrees to buy the following real property with improvements and fixtures thereon: Lo t 15a Subdivisio n Bonhomm e Gree n P h 1 Block === Addres s 13 0 Bonhomm e Circle = Phase = = ===== === Unit # ===== ::a. City Lexin gt on Zip29072 Count y o f =L=ex m = · =gt on============ - · Stat e o f Sout h Caro li na . TMS# 005310 - 01 - 015 3. PRICE: The purchase price is$ - = 1=90=,o=o=o== = === = ---- - - ----- -- - --------- - 4. EARNEST MONEY: A. $ 10,000.00 Earnest money is paid by: Check Cash D Other D _ 8 . $ Additiona l earnes t money ( hereinafte r referred t o as earnes t money) t o b e delivere d o n or befor e _ C . Earnest money to be held in trust by Gregory Thorne, McMichael Taylor Gray LLC (Escrow Agent) . D . Escrow Agent does not guarantee payment of funds accepted as earnest money . All earnest money received will be deposited as required by South Carolina law and the South Carolina Real Estate Commission's rules and regulations . If earnest money is returned because it is a fraudulent instrument or due to insufficient funds, the Agent holding earnest money will immediately notify the other Agent and Contract may be voided at the Seller's option . Buyer agrees to and understands that earnest money may be deposited jn an interest - bearing escrow account and that he has the right to ownership of any interest accrued . Buyer . through this written agreement . relinquishes ownership of the accrued interest to Escrow Agent as consideration for the expenses incurred in maintaining the account . Earnest money deposited in an escrow account will not be released to either Party until confirmation is received that funds have cleared the bank . If a dispute arises between Buyer and Seller concerning entitlement to and disposition of an earnest money deposit, the deposit will be retained in Escrow Agent's escrow account until Escrow Agent has obtained a written release signed by Buyer and Seller consenting to its disposition or until disbursement is ordered by a court of competent jurisdiction . See S . C . Code, Section 40 - 57 - 136 (E) . If a court action is brought by Escrow Agent or Party to the Contract seeking the release of earnest money, the non - prevailing party in the action will be responsible for the prevailing Party's and Escrow Agent's attorney's fees and court costs . The court may also award the prevailing parties treble damages (defined as three times the amount of Earnest Money) . BUYE R ( Initial s I os:;: , l ) Dat e =====' ---- _:SELLE R (Ini t ials -- > Dat e (S - Q 6 -- ' 2 \ 12/2016 1 of a 8:S O A M PDT dotloo p verified EX P REALT Y LLC , 10130 Perimeter Pkw y #200 Charlotte, N C 28216 Phone : 9802663416 F a x : Untitled Kaila Lindsey Produced with Lone WoW Transactions (zipForm Edition) 231 Shearson Cr . Cambridge, Ontario , Canada NH 1J5 www.lwoW.com

5. TRANSACTION COSTS: Buyer's Transaction Costs include but are not limited to all closing costs, pre - paid items, insurance (mortgage, lender/owner title, flood, hazard), discount points, all costs to obtain information from or pertaining to any owners association, interest, title fees, FHANA allowable costs, fees and expenses of Buyer's attorney, deed recording costs, and the cost of any inspector, appraiser, or surveyor . Seller's Transaction Costs include but are not limited to deed preparation, deed stamps/tax, all costs necessary to deliver marketable title and payoffs, satisfactions of mortgages/liens, property taxes pro - rated to the day of closing, real estate brokerage fees, and expenses of Seller's attorney. Buyer's and Seller's Transaction Costs will be paid at closing as follows: Select initial and date onl one of the o tions below A . BUYER (Initial _) Date SELLER (lniti e Buyer will provid , Buyer's Transaction Costs and Seller will provide or ..,y, - · .. ,.)lier's for Buyer's non - allowable costs if the financing type selected in Paragraph 6(A) is either VA or FHA. OR >ay B . BUYER (Initials I ) Date SELLER (Initials I ) Date Seller will pay Buyer's Transaction Costs not to exceed $ which includes non - allowable costs first (for VA or FHA financing) and then allowable costs . Buyer is responsible for any Buyer's Transaction Costs exceeding this amount . If the amount Seller has agreed to pay toward Buyer's Transaction Costs exceeds the actual amount of those costs or amount allowed by Lender, then any excess funds will revert to Seller . Seller will also provide or pay for all Seller's Transaction Costs . 6. FINANCING: Buyer's obligation under this Contract is O is not 6a contingent on Buyer obtaining financing. Buyer and Seller acknowledge that all financing contingencies herein automatically expire five (5) Business Days prior to and not including the closing date set forth in Paragraph 7 , and this Contract will become non - contingent on financing unless otherwise agreed to in writing . If Buyer subsequently fails to close because of the inability to obtain financing, the Buyer will be in default of this Contract and earnest money will be released to Seller . See Paragraph 4 (D) . B UYER (lniti; _) Date SELLER ( I A. FINANCING TYPE. Financing type will be: Conventional VA O FHA O Cash (no financing required) I@ USDA SC Housing FHA SC Housing Conventional D Seller D Other Buyer or Buyer's Agent will immediately notify Seller or Seller's Agent if financing type changes . If the change in financing type modifies the terms of this Contract, then Seller will have the option of agreeing with the change or voiding this Contract. If Seller elects to void the Contract , earnest money will be released to the Buyer . See Paragraph 4(D). Note : If Buyer utilizes FHA or VA financing, a lender required FHANA Addendum will be signed by Buyer and Seller. All parties agree t o execute this document as required. Utilizing FHA or VA financing will require Seller to pay upon closing for certain loan - related closing costs termed "non - allowable costs", which for VA financing may also include the termite inspection (CL - 100). B. APPLICATION FOR FINANCING. If Lender financing is being used, Buyer will have five (5) Business Days from the date of Contract acceptance to apply for financing from Lender of their choice. Application will include advancement of any funds required by Lender and providing Lender's identity to Seller or Seller's Brokers. Buyer will also furnish Lender all documentation required for the processing of this loan in a diligent and timely manner. 1. Should Buyer fail to apply for the loan within five (5) Business Days, Buyer will be in default of this Contract and Seller will have the option of voiding this Contract with earnest money being released to Seller . Should the loan be denied while subject to a financing contingency, Contract will be voided and earnest money will be released to Buyer . See Paragraph 4(D) . 2. If loan is rejected by initial lender or subsequent lenders, Buyer or Buyer's Agent must give written notice of each occurrence to the Seller or Seller's Agent immediately, and Seller will then have the option of continuing with or voiding the Contract . If Seller elects to void the Contract, the earnest money will be released to Buyer, provided it is not within (5) business days prior to closing . See Paragraph 4 (D) . 3. If Buyer elects to make any material change to their financial condition after Contract acceptance that negatively affects their ability to close the transaction, Buyer will be in default and earnest money will be released to Seller. See Paragraph 4(D) . 4. Buyer gives permission to Lender to disclose any allowable pertinent information concerning Buyer's loan to any attorney r epresenting Buyer or Seller and to the Buyer's and Seller's Brokers . BUYER (lnitialf 12'2016 2of8 ) Date SELLER (lniti ) Dat Produced with Lone Wo Transactions (zipForm Edition) 231 Shearson Cr . Cambridge, Ontario, Canada N1T 1J5 ww w . lwolf .c om Untitled

...£ . .

Ƒ Ƒ Ƒ Ƒ -- - 12'2016 5of8

D. The Property is is not D subject to a mandatory association fee (i.e. homeowner's association/regime or otherwise). If the Propert y i s subject t o a mandatory associatio n fee , th e fe e i s $ per _ and is payable to E . Th e Propert y i s D i s not subject to a special assessment of any governing body, including, but not limited to, a homeowner's association/regime or otherwise. The special assessment fee is $ _ 16. ADDITIONAL CONTINGENCIES : (Buyer's failure to disclose the existence of Contingency A or B will constitute a default of this Contract and earnest money will be released to Seller . See paragraph 4 (D) . Initial and date Paragraph C if other contingencies apply . ) A. SALE AND CLOSING CONTINGENCY ADDENDUM is O is not attached to and part of this Contract of Sale . B. CLOSING CONTINGENCY ADDENDUM is O is not attached to and part of this Contract of Sale . C. OTHE R CONTINGENCIES : BUYE R ( Initial s I ) Dat e SELLE R ( Initial s I ) Date This Contract is contingent on: 17. FIXTURES AND PERSONAL PROPERTY : This sale includes all fixtures, equipment and improvements of any kind which now exist and are attached to or planted on the premises such as, but not limited to : shrubbery, trees, fences, shutters, blinds, lamp posts , mail boxes, storage sheds, playsets, lawn irrigation system and all related equipment, pool and spa equipment, TV wall mounts and brackets, window and door screens, storm windows and doors, garage door openers and remotes, satellite dishes, Seller - owned security systems, smoke detectors, gas logs, central vacuum system and equipment, landscape lighting, curtain/drapery rods, ceiling fans and remotes, attached or hanging bathroom vanity mirrors, light bulbs, switch plates, heating and air system registers, and built ins, such as equipment, appliances, cabinets, furniture and shelves, unless otherwise agreed herein . Items of personal property other than those above may be sold separately by Bill of Sale . 18. OTHER TERMS : If conflicting with pre - printed portions of this Contract, the following terms will control : C ontract is contingent on the buyer's ability to rent property upon completion of purchase. In addition, buyer t annot purchase any property that the most recent occupant was a tenant/renter of the property. If there are any nknown restrictions in this HOA for rental that prevent this, or knowledge that the former occupant was a renter/tenant, offer will not move forward and Earnest monies will be returned to buyer. 19. ADJUSTMENTS: Real estate taxes, homeowner association/regime fees, and rents when applicable, will be adjusted as of the date of closing. Unless otherwise agreed to in writing by the Parties in this Contract, tax prorations pursuant to this Contract are to be based on the most current tax bill and prorated on that basis. Buyer will be responsible for applying for any applicable tax exemptions. Buyer is also responsible for any tax increases due to change in ownership. Unless otherwise agreed, Seller will pay all regular and special homeowner's association assessments and all governmental assessments levied prior to closing and Buyer will pay for those assessments levied after closing. All prorations are final. 20 . FIRE OR CASUALTY : In case the Property herein is damaged wholly or partially by fire or other casualty prior to delivery of deed, Buyer will have the right for ten (10) Business Days after notice of such damage to terminate this Contract . Upon such termination, earnest money will be released to Buyer and neither party will have any further rights hereunder . See Paraaraoh 4 (0)_ If Buver elects not to terminate thi '"' ~ •·~~• or fails to provide timelv Notice of Termination, the P xoceed accc BUYER (Initial: ) Date SELLER (lnitL, ) Dail 12/2016 6of8 Produced with Lone Wol(Transactions (zipForm Edition) 231 Shearson Cr. Cambridge, Ontario, Canada N1T 1J5 www.lwolf.com Untitled

[redacted]

21. DEFAULT: If Buyer or Seller fails to perform any of the terms of this Contract, the other may elect to seek any remedy provided by law including, but not limited to, attorney fees and actual costs incurred or terminate this Contract with written notice. Actual costs incurred will include all costs and expenses incurred or obligated for by Buyer, Seller or Brokers in an effort to consummate this sale. Such costs will include, but are not limited to, cost of credit report, appraisal, survey, inspections and reports, title examination, attorney's fees and real estate brokerage fee for this sale. If Contract is terminated, both Parties will execute a written release of the other from this Contract and both will hold Escrow Agent harmless. If either Buyer or Seller refuses to execute release, Escrow Agent will hold the earnest money in trust until said releases are executed or a court of competent jurisdiction dictates legal disposition. If a court action is brought by Escrow Agent or Party to the Contract seeking the release of earnest money, the non-prevailing party in the action will be responsible for the prevailing Party's and Escrow Agent's attorney's fees and court costs.

22. MEDIATION: Any dispute or claim arising out of or relating to this Contract, the breach of this Contract or the services provided in relation to this Contract, shall be submitted to mediation in accordance with the rules and procedures of the dispute resolution system of the National Association of Realtors. Disputes will include representations made by Buyer, Seller or any real estate Broker or other person or entity in connection with the sale, purchase, financing, condition or other aspect of the Property to which this Contract pertains, including, without limitation, allegations of concealment, misrepresentation, negligence and/or fraud. Any agreements signed by the Parties pursuant to the mediation conference will be binding. S.C. Code, Ann. Section 15-48-10 et. seq. shall not apply to this Contract.

23. ENTIRE BINDING CONTRACT: The Parties agree that this written Contract expresses the entire agreement between the Parties, that there is no other agreement, oral or otherwise, modifying the terms hereunder and that this Contract will be binding on both Parties, their principals, heirs, personal representatives, successors and assigns as state law permits.

24. NON-RESIDENT TAX: Seller covenants and agrees to comply with the provisions of S.C. Code, Section 12-8-580 (as amended) regarding tax withholding requirements of Sellers who are not residents of South Carolina as defined in said statute.

25. EXPIRATION OF OFFER: This offer from Buyer will be withdrawn at 6:00 o'clock ☐ AM ☒ PM. (Eastern Time) on May 25 2021 unless accepted or countered by Seller in written form prior to such time.

26. TIME IS OF THE ESSENCE: Time is of the essence with respect to all provisions of this Contract that stipulate a specific period of time for performance. Failure of Buyer or Seller to complete any provision of this Contract within the stipulated period of time for completion of the provision will constitute, where applicable, a default of this Contract.

27. NOTICE AND DELIVERY: Notice means a unilateral communication, including offers, counteroffers and associated Addenda from one Party to this Contract to the other. Notice to a Broker or affiliated Agent representing a Party to this Contract will be deemed to be Notice to that Party. All Notices required under this Contract will be in writing and will be effective as of Delivery. Delivery methods may include hand-carried, sent by professional courier service, by United States mail, or by facsimile (fax) or e-mail transmission. A faxed or e-mailed signature of a Party to this Contract will constitute an original signature binding upon that Party. The Parties agree that Delivery will be deemed to have occurred either on the day and at the time Notice is delivered by hand, by a professional courier service, or by United States mail (return receipt requested) or on the day and at the time Notice is sent by facsimile or e-mail transmission provided written confirmation of receipt is received by deliverer. No Party to this Contract will refuse Delivery in order to delay or extend any deadline established in the Contract.

28. SURVIVAL: If any provision herein contained which by its nature and effect is required to be observed, kept or performed after closing, it will survive the closing and remain binding upon and for the Parties hereto until fully observed, kept or performed.

29. DEFINITIONS:

A. A single Business Day is defined as a twenty-four (24) hour period beginning at 8AM of any week day (Monday through Friday). A Business Day may not begin or end on a Saturday, Sunday or Federal legal holiday. For the purposes of this Contract, the first Business Day will begin at 8AM of the Business Day following final Contract acceptance. All deadlines/timelines set forth in the Contract will begin at 8AM of the first Business Day following the date of final Contract acceptance unless otherwise agreed to by Buyer and Seller.

B. Successful negotiation of this offer will have been completed when one of the Parties to the negotiation places the final, required signatures and/or initials on this offer. Contract acceptance will occur at the date and time when this Party subsequently delivers a copy of this executed document to the other Party. The Party receiving the executed document will be responsible for filling in the final Contract acceptance date and time on the last page of this Contract. If a Party is unrepresented, they will assume responsibility for filling in the required information.

C. In this Contract, closing is defined as the date and time that the Closing Attorney disburses funds.

D. The term Broker is also deemed to include affiliated Agent(s) of the Buyer's and Seller's Brokers.

BUYER (Initials [CW 05/25/21 8:50 AM PDT dotloop verified] | ______) Date ______________ **SELLER** (Initials ______ | ______) Date 5-25-21

12/2016
7 of 8

Produced with Lone Wolf Transactions (zipForm Edition) 231 Shearson Cr. Cambridge, Ontario, Canada N1T 1J5 www.lwolf.com Untitled

30. SETTLEMENT STATEMENT RELEASE : Seller and Buyer authorize the Closing Attorney to furnish to Buyer's and Seller's Brokers copies of a Settlement Statement for the transaction . 31. MEGAN'S LAW : Buyer and Seller agree that the Buyer's and Seller's Brokers and all affiliated Agents are not responsible for obtaining or disclosing any information contained in the South Carolina Sex Offender Registry and that no course of action may be brought against the Buyer's and Seller's Agents and all affiliated Agents for failure to obtain or disclose such information . The Buyer agrees that the Buyer has the sole responsibility to obtain any such information which may be obtained from appropriate law enforcement qfficials . 32. NON - RELIANCE CLAUSE : Both Buyer and Seller execute this Contract freely and voluntarily without reliance upon any statements, representations, promises or agreements by the Buyer's and Seller's Brokers except as set forth in this Contract . Buyer and Seller acknowledge that the Buyer's and Seller's Brokers are being retained solely as Real Estate Agents and not as an attorney, tax advisor , lender, appraiser, surveyor, structural engineer, mold or air quality expert, home inspector or other professional service provider . Buyer and Seller are legally competent to enter into this Contract and to fully accept responsibility for it . This is a legally binding Contract . Buyer and Seller should seek legal advice prior to entering into this Contract if, after having read it, its contents and provisions are not understood . Both Buyer and Seller acknowledge receipt of a copy of this Contract and acknowledge receiving, reading and understanding South Carolina Real Estate Commission's Agency Disclosure Brochure . 33. DISCLAIMER : Buyer and Seller acknowledge that Buyer's and Seller's Brokers give no warranty of any kind, expressed or implied, as to : (1) physical condition of the Property or as to condition of or existence of improvements, services or systems including but not limited to termite damage, roof, basement, appliances, heating and air conditioning systems, plumbing, sewage/septic, electrical systems or to structure ; (2) condition of the Property, any matters which would be reflected by a current survey of the Property or the accuracy of the square footage heated or unheated ; (3) title to the Property including the existence or absence of easements, encroachments, projections, encumbrances, restrictions, covenants, setbacks, and the like ; (4) fitness for a particular purpose of the Property or improvements ; (5) Property being purchased being in compliance with necessary zonjng ordinances and restrictions ; (6) projected income, value, or other possible benefits to Buyer . ( LS. ) Buyer's Signature ure Arrived Holdings Inc/Assignees Buyer's Printed or Typed Name Date ( LS. ) Date LS . ) I t / 2 r / 1 . , t uate ure Seller's Printed or Typed Name (LS . ) Seller's Signature Seller's Printed or Typed Name Date Kail a Lindsey/EX P Realt y LLC I 97524/ Buyer's Agent/ Company I kaila@thetrulane g rou p .com Buyer's Agent License#/ LLR Office Code 1 104 - 559 - 9169 I Buyer's Agent's Email Address Buyer's Agent's Telephone Number t harles Ricard/Th e AR T of Rea l Est a te l Seller's Agent/ Company charles@theartteam.net I Seller's Agent License#/ LLR Office Code l c so3 ) 463 - 333o I Seller's Agent's Email Address Seller's Agent's Telephone Number This section is not to be completed until the conditions of paragraph 298 are fulfilled CONTRACT ACCEPTED BY BOTH PARTIES AT O'CLOCK M (ET) ON DATE ACCEPTANCE ENTERED BY (AGENT) NOTE : Once the above Contract acceptance date and time are filled in a copy of this Contract in its entirety should be promptly forwarded to the other Party . Copyright© 2016 by the Central Carolina REALTORS® Association . This is a Standard Form of the Central Carolina REALTORS® Association . This form is available for use by the entire real estate industry . The use of the form is not intended to identify the user as a REALTOR® . REALTOR® is the registered collective membership mark which may be used only by real estate licensees who are members of the NATIONAL ASSOCIATION OF REALTORS® and who subscribe to its Code of Ethics and Standards of Practice . This form may not be edited, revised or changed without the prior written consent of the Central Carolina Realtors Association and changes must be both bolded and italicized . 1212016 8of8 Produced with Lone WoWTransactions (zipForm Edition) 231 Shearson Cr . Cambr i dge , Ontario , Canada N1T 1J5 www . lwolf . com Untitled